STIFEL FINANCIAL CORP.
Form 8-K Dated August 15, 2008
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

            James M. Zemlyak, Chief Financial Officer

            (314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Contingent Payment

St. Louis, Missouri - August 15, 2008 - Stifel Financial Corp. (NYSE: "SF") (the Company) announced today that it has issued 233,500 shares of it $0.15 par value common stock to BancAtlantic Bancorp, Inc. (NYSE: "BBX") for an advance of the Private Client Contingent Payment (PCCP) as additional consideration for the purchase of Ryan Beck Holdings, Inc., which the Company acquired on February 28, 2007. The Company agreed to prepay $10 million of the estimated $23 million PCCP, based upon annualized revenue production to date, which is due and payable after the two year earn out period ending February 28, 2009.  The Company has elected to make the payment in shares in lieu of cash.

Company Information

Stifel Financial Corp. operates 184 offices in 31 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition,; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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